UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 18, 2007
(Date of earliest event reported)

Warren Resources, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-33275	11-3024080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 Fifth Avenue, 32nd Floor, New York, New York 10017

(Address of principal executive offices including Zip Code)

Registrant’s telephone number, including area code: (212) 697-9660

(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As a result of the resignation earlier reported on December 29, 2006 of one of the Company’s independent directors who also served on the audit committee, the Company temporarily had two members on its audit committee. Under the NASDAQ Stock Market (“NASDAQ”) Marketplace Rule 4350, a NASDAQ listed company must have a minimum of three independent members on its audit committee. As a result of that temporary vacancy on the audit committee, on January 11, 2007, the Company received notice from the NASDAQ of noncompliance with NASDAQ Marketplace Rule 4350 as a result of not continuously having at least three independent members on its audit committee, but advising that the Company was within the grace period to regain compliance and was not subject to delisting from the NASDAQ as a result of the deficiency unless it failed to fill the vacancy no later than December 22, 2007.

Since that earlier resignation, the Company appointed another current independent director, Mr. Dominick D’Alleva, to become a member of the audit committee effective January 1, 2007. Accordingly, the audit committee currently has three independent members. On January 18, 2007 NASDAQ sent a letter to the Company confirming that it now meets the NASDAQ Rule 4350 requirement and is in compliance because of the appointment of a third independent director to the audit committee.

The press release issued by the Company on January 18, 2007, disclosing this new appointment to the Audit Committee and the compliance with Nasdaq’s listing requirement, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

99.1	Press Release issued by the Company dated January 18, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 18, 2007

WARREN RESOURCES, INC.
(Registrant)

By:	/s/ David E. Fleming
David E. Fleming,
Senior Vice President, General Counsel & Secretary